Exhibit 99.1

Neumora Therapeutics Reports Data from Phase 3 KOASTAL Program and Provides Business and Pipeline Update

Navacaprant did not achieve the primary endpoint in KOASTAL-2 or -3; Company to discontinue development of navacaprant

Advancing potential best-in-class programs with NMRA-511 in Alzheimer’s disease agitation, NMRA-898 in schizophrenia and NMRA-215 in cardiometabolic disease

Aligning organization to support initiation of multiple clinical studies, with cash runway into the third quarter of 2027

WATERTOWN, Mass., June 15, 2026 – Neumora Therapeutics, Inc. (Nasdaq: NMRA) a clinical-stage biopharmaceutical company with a therapeutics pipeline consisting of programs that target novel mechanisms of action for a broad range of underserved, prevalent diseases, today announced that the Phase 3 KOASTAL-2 and -3 studies of navacaprant for the treatment of major depressive disorder (MDD) did not achieve statistical significance on the primary or key secondary endpoints. The Company is discontinuing development of navacaprant as it continues to focus on advancing the rest of its best-in-class clinical portfolio.

“While we are disappointed with the results of the KOASTAL-2 and -3 studies, we want to extend our gratitude to the patients, families, dedicated investigators, Neumora team and others who contributed meaningfully to the KOASTAL program,” said Bill Aurora, Pharm.D., chief operating and development officer, Neumora.

“We remain excited about the best-in-class potential of our pipeline, which has advanced over the last six months with important data generated in each program,” said Paul L. Berns, chairman and chief executive officer, Neumora. “We look forward to the key catalysts we expect for NMRA-511 in Alzheimer’s disease agitation, NMRA-898 in schizophrenia and NMRA-215 in cardiometabolic disease over the next 12 months.”

PIPELINE & BUSINESS UPDATE

Neumora continues to focus on advancing its potential best-in-class clinical portfolio with near-term anticipated milestones:

•	NMRA-511 (V1a receptor antagonist, Alzheimer’s disease agitation):

•	Complete multiple ascending dose cohort evaluating higher doses in healthy elderly volunteers in the fourth quarter of 2026.

•	Data from this study will inform dose selection for a Phase 2b dose ranging study that the Company plans to initiate by the end of 2026.

•	NMRA-898 (M4 positive allosteric modulator, schizophrenia):

•	Report data from the ongoing Phase 1 study in the second half of 2026.

•	NMRA-215 (NLRP3 inhibitor, obesity):

•	Complete repeat 13-week rat toxicology study mid-2026 and provide a program update with the Company’s second quarter financial results in August 2026.

•	Initiate clinical studies by year end 2026.

Neumora today announced that it will reduce its workforce by approximately 35%, which it expects to result in an annualized cost savings of approximately $10 million, partially offset by one-time restructuring costs of approximately $2 million. The Company expects its current cash and cash equivalents to provide runway into the third quarter of 2027, including multiple expected key clinical milestones.

KOASTAL SUMMARY RESULTS

The KOASTAL-2 and -3 studies enrolled 430 and 422 adult patients with MDD, respectively. In addition to these topline results, Neumora today announced results from pre-specified analyses of 426 patients from both studies who were enrolled following study optimizations in early 2025.

The primary endpoint of both KOASTAL-2 and -3 was change from baseline (CFB) to week 6 on the Montgomery-Åsberg Depression Rating Scale (MADRS). In the KOASTAL-2 study patients treated with navacaprant 80 mg (n = 217) demonstrated a similar CFB to those treated with placebo (n = 213) [-12.2 vs -12.0; least-squares mean difference (LSMD) = -0.3; p = 0.813]. In the KOASTAL-3 study patients treated with navacaprant 80 mg (n = 212) demonstrated a numerically lower CFB than those treated with placebo (n = 210) [-10.1 vs -10.8; LSMD = 0.7; p = 0.480]. In patients enrolled after study optimizations, patients treated with navacaprant (n=216) demonstrated a similar CFB to those treated with placebo (n = 210) [-12.1 vs -12.1; LSMD = 0.0; p = 0.976].

Navacaprant was shown to be safe and generally well tolerated with a safety profile consistent with prior studies.

About Neumora

Neumora Therapeutics, Inc. is a clinical-stage biopharmaceutical company founded to confront the greatest medical challenges of our generation by taking a fundamentally different approach to the way treatments for brain diseases are developed. Our therapeutic pipeline currently consists of programs that target novel mechanisms of action for a broad range of underserved, prevalent diseases. Neumora’s mission is to redefine neuroscience drug development by bringing forward the next generation of novel therapies that offer improved treatment outcomes and quality of life for patients.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about Neumora Therapeutics, Inc. (the “Company,” “we,” “us,” or “our”) within the meaning of the federal securities laws, including statements related to: Neumora’s mission to redefine neuroscience drug development by bringing forward the next generation of novel therapies that offer improved treatment outcomes and quality of life for patients; advancement towards milestones for potential best-in-class programs with NMRA-511 in Alzheimer’s disease agitation, NMRA-898 in schizophrenia and NMRA-215 in obesity; the timing, progress and plans for its therapeutic development programs, including the timing of clinical trial initiation and data readouts; support for continued development, and upcoming milestones and catalysts; the reduction in force and expectations regarding annualized cost savings and restructuring charges; expectations and projections regarding future operating results and financial performance, including the sufficiency of its cash resources and expectation of the timing of its cash runway; and other statements identified by words such as “could,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” “would,” or similar expressions and the negatives of those terms. Other than statements of historical facts, all statements contained in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties that could cause the actual results to be materially different from the information expressed or implied by these forward-looking statements, including, among others: comparisons to efficacy results from other sponsors should be interpreted with caution due to differences in compounds, study designs, subject characteristics, and other factors that may limit direct comparability; the risks related to the inherent uncertainty of clinical drug development and unpredictability and lengthy process for obtaining regulatory approvals; risks related to the timely initiation and enrollment in our clinical trials; risks related to our reliance on third parties, including CROs; risks related to serious or undesirable side effects of our therapeutic candidates; risks related to our ability to utilize and protect our intellectual property rights; and other matters that could affect sufficiency of capital resources to fund operations. For a detailed discussion of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Neumora’s business in general, please refer to the risk factors identified in the Company’s filings with the Securities and Exchange Commission (SEC), including but not limited to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 which was filed with the SEC on May 7, 2026. Forward-looking statements speak only as of the date hereof, and, except as required by law, Neumora undertakes no obligation to update or revise these forward-looking statements.

Neumora Contact:

Helen Rubinstein

617-402-5700

Helen.Rubinstein@neumoratx.com